UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 16, 2008
Flagstar Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Michigan	1-16577	38-3150651
(State or other jurisdiction of	(Commission File	(I.R.S. Employer
incorporation)	Number)	Identification No.)

5151 Corporate Drive, Troy, Michigan	48098
(Address of principal executive offices)	(Zip Code)
(248) 312-2000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
Flagstar Bancorp, Inc. (the “Company”) entered into a Purchase Agreement dated as of May 16, 2008 with seven institutional investors, (the “Institutional Investor Purchase Agreement”) and a Purchase Agreement dated as of May 16, 2008 with Thomas J. Hammond, Chairman of the Company and with Mark T. Hammond, Vice Chairman, President and Chief Executive Officer (the “Hammond Purchase Agreement” and, together with the Institutional Investor Purchase Agreement, the “Purchase Agreements”) pursuant to which the Company raised, in the aggregate, approximately $100 million through direct sales to such investors of equity securities of the Company (the “Offering”). The Offering is subject to customary closing conditions and is expected to close on May 19, 2008.
Under the terms of the Purchase Agreements, the institutional investors agreed to purchase, in the aggregate, 11,365,000 shares of the Company’s common stock at a purchase price of $4.25 per share, and Mr. Thomas Hammond and Mr. Mark Hammond agreed to purchase 635,000 shares of the Company’s common stock, in the aggregate, at a purchase price of $5.88 per share, which was the closing price of the Company’s common stock on May 14, 2008. In addition, the Company issued 47,982 shares of mandatory convertible non-cumulative perpetual preferred stock (“Preferred Stock”) to the institutional investors at a purchase price and liquidation preference of $1,000 per share. After the receipt of stockholder approval, as described in more detail below, the Preferred Stock will automatically convert into the Company’s common stock at an initial conversion price of $4.25 per share of common stock, subject to customary anti-dilution adjustments. The institutional investors have anti-dilution protection if the Company issues additional shares of common stock in the next twelve months.
The Purchase Agreements do not provide the investors of the Preferred Stock with any preemptive rights in connection with future issuances of the Company’s capital stock. Pursuant to the Purchase Agreements, the Company has agreed to file a registration statement covering the common stock sold in the Offering or which may be acquired upon conversion of the Preferred Stock.
This description of the Purchase Agreements is a summary and does not purport to be complete description of all of the terms of such agreements, and is qualified in its entirety by reference to the form of the Purchase Agreements, attached hereto as Exhibit 10.1.
Terms of the Preferred Stock
The powers, designations, preferences and relative, participating, optional or other special rights of the Preferred Stock will be set forth in the Certificate of Designations of Mandatory Convertible Non-Cumulative Perpetual Preferred Stock, Series A of the Company (the “Certificate of Designations”) to be filed with the Michigan Department of Labor and Economic Growth. The Preferred Stock will be automatically convertible into shares of common stock upon the approval by the holders of the Company’s common stock of the conversion of the Preferred Stock into common stock as required by the applicable New York Stock Exchange rules. The Company has entered into a voting agreement with stockholders holding approximately 45% of the outstanding common stock of the Company pursuant to which those stockholders have agreed to vote for the conversion of the preferred stock into the Company’s common stock.
Dividends on the Preferred Stock will be payable, on a non-cumulative basis, as and if declared by the Company’s board of directors, in cash, on an as-converted basis. If the Preferred Stock has not been converted into shares of common stock within 180 days of closing, dividends will be payable at a rate of 5% of the liquidation preference of the Preferred Stock for that 180-day period. The dividend rate will increase to 12% of the liquidation preference if the Preferred Stock has not been converted into shares of common stock within beginning on the 180th day following closing. The dividends will be payable quarterly in arrears. The Company will be prohibited from paying any dividend with respect to shares of common stock unless full dividends are paid on the Preferred Stock.
The Company will be also prohibited from repurchasing or redeeming shares of its common stock or other junior securities unless full dividends are paid on the Preferred Stock. The Preferred Stock will not be redeemable by the Company nor by the holders. The holders of Preferred Stock will not be entitled to vote on any matter except as required by Michigan law.
This description of the terms of the Preferred Stock is a summary and does not purport to be a complete description of all of the terms, and it is qualified in its entirety by reference to the Certificate of Designations attached hereto as Exhibit 99.1.

Item 3.02	Unregistered Sales of Equity Securities
Pursuant to the Offering, the Company sold 11,365,000 shares of common stock at a price of $4.25 per share, 635,000 shares of common stock at the May 14, 2008 closing price of $5.88, and 47,982 shares of Preferred Stock at a purchase price and liquidation preference of $1,000 per share. The Company will pay its placement agents a placement fee equal to approximately $4.1 million. The common stock and Preferred Stock were offered and sold to institutional investors in an offering exempt from the Securities Act registration requirements under Section 4(2) of the Securities Act of 1933. As described above in Item 1.01, upon approval of the holders of the Company’s common stock, each share of Preferred Stock will automatically convert into the Company’s common stock at an initial conversion price of $4.25 per share of common stock, subject to customary anti-dilution adjustments. The institutional investors have anti-dilution protection if the Company issues additional shares of common stock in the next twelve months.

Item 7.01.	Regulation FD Disclosure.
On May 16, 2008, the Company issued a press release announcing the Offering as described above. A copy of the press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference herein.
The information in this Item 7.01, including the exhibit attached hereto, is furnished pursuant to Item 7.01 and shall not be deemed “filed” for any other purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Item 7.01 of this Current Report on Form 8-K shall not be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits
     (c) The following exhibits are being furnished herewith:

Exhibit No.	Exhibit Description

10.1	Form of Purchase Agreement dated as of May 16, 2008 between Flagstar Bancorp, Inc. and the purchasers named therein.

99.1	Certificate of Designations of Mandatory Convertible Non-Cumulative Perpetual Preferred Stock, Series A of Flagstar Bancorp, Inc.

99.2	Press Release dated May 16, 2008.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FLAGSTAR BANCORP, INC.
Dated: May 16, 2008	By:	/s/ Paul D. Borja
Paul D. Borja
Executive Vice-President and Chief Financial Officer